Exhibit 99.1

FOR IMMEDIATE RELEASE
July 28, 2016

Contacts:     Melanie J. Dressel,
President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein,
Executive Vice President
and Chief Financial Officer
(253) 593-8304

Columbia Banking System Announces Second Quarter 2016 Results

Highlights

•	Net income of $25.4 million with diluted earnings per common share of $0.44

•	New loan production for the quarter of $337.8 million, resulting in solid loan growth of $229.9 million, or 16% annualized

•	Nonperforming assets to period end assets ratio improves to 0.36%, lowest in 8 years

•	Efficiency ratio for the quarter improves to less than 60%

•	Named one of “Washington’s Best Workplaces” 2016 by the Puget Sound Business Journal

TACOMA, Washington, July 28, 2016 -- Melanie Dressel, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s second quarter 2016 earnings, “The second quarter of the year has traditionally been a strong quarter for us and it was again this year. Our bankers continue their impressive level of loan production, our nonperforming assets to total assets remains well below our peers, and the results of our expense initiatives are reflected in the continued improvement in our efficiency ratio.” Ms. Dressel continued, “Our net interest margin has held up remarkably well over the past several years, but the prolonged low interest rate environment and flattening of the yield curve continue to apply downward pressure on the margin.”

Balance Sheet
Total assets at June 30, 2016 were $9.35 billion, an increase of $317.7 million from March 31, 2016. Loan growth of $229.9 million during the quarter was driven by strong loan originations of $337.8 million and seasonal increases in line utilization. Loan production was diversified across the portfolio, but was centered in our commercial business and commercial and multifamily residential real estate sectors. Securities available for sale were $2.28 billion at June 30, 2016, an increase of $93.4 million, or 4% from $2.19 billion at March 31, 2016. Total deposits at June 30, 2016 were $7.67 billion, an increase of $76.3 million from $7.60 billion at March 31, 2016. Core deposits comprised 97% of total deposits and were $7.45 billion at June 30, 2016, an increase of $63.3 million from March 31, 2016. The average cost of total deposits for the quarter was 0.04%, unchanged from the first quarter of 2016.
Income Statement
Net Interest Income
Net interest income for the second quarter of 2016 was $82.1 million, an increase of $2.0 million and $1.1 million from the linked and prior year periods, respectively. The linked quarter increase was driven principally by higher loan and securities volumes. The increase from the prior year period was also due to higher loan and securities volumes, partially offset by lower incremental accretion income on loans. Such accretion income was $2.9 million lower in the current quarter as compared to the second quarter of 2015. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $21.9 million for the second quarter of 2016, an increase of $1.3 million compared to $20.6 million for the first quarter of 2016. The linked quarter increase was primarily driven by higher loan and card revenue during the current quarter. The loan revenue increase was a result of loan fees as well as revenue from interest rate contracts associated with certain commercial loan production. Revenue from such contracts was $190 thousand higher than the linked quarter. Additionally, card revenue increased $399 thousand due primarily to increased interchange fees associated with higher debit card transaction volumes.

Compared to the second quarter of 2015, noninterest income increased by $478 thousand due to loan and card revenue as well as lower expenses from the FDIC loss-sharing asset. Card revenue was up $349 thousand principally from interchange fees as noted above. The increased loan revenue was driven by sales of Small Business Administration-guaranteed loans and, to a lesser extent, mortgage banking activity. These increases were partially offset by lower financial services revenue which is sensitive to volatility in the stock market.
The change in the FDIC loss-sharing asset has been a significant component of noninterest income but, over time, the significance has diminished. The following table reflects the income statement components of the change in the FDIC loss-sharing asset:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(in thousands)
Adjustments reflected in income
Amortization, net	$(883)	$(1,332)	$(1,376)	(2,215)	(3,670)
Loan impairment	(20)	147	1	127	1,532
Sale of other real estate	(24)	144	(208)	120	(627)
Write-downs of other real estate	(40)	18	52	(22)	1,124
Other	(23)	(80)	37	(103)	297
Change in FDIC loss-sharing asset	$(990)	$(1,103)	$(1,494)	$(2,093)	$(1,344)
Noninterest Expense
Total noninterest expense for the second quarter of 2016 was $63.8 million, a decrease of $1.3 million from $65.1 million for the first quarter of 2016, which included $2.4 million of acquisition-related expenses. Removing those acquisition-related expenses from the prior quarter results in an increase in noninterest expense of $1.2 million. The increase was due to higher compensation costs in the current quarter.

Compared to the second quarter of 2015, noninterest expense decreased $4.7 million, or 7%, from $68.5 million. After removing the effect of the acquisition-related expenses, noninterest expense for the current quarter was $962 thousand higher than the second quarter of 2015 on the same basis. This increase was due to higher compensation and benefits, driven by higher insurance expense as well as higher OREO expenses. OREO expenses were a net cost of $84 thousand in the current quarter but were a net benefit of $563 thousand in the second quarter of 2015. These increases were partially offset by decreased legal and professional fees as well as decreased occupancy expense in the current quarter.
Net Interest Margin (“NIM”)
Columbia’s net interest margin (tax equivalent) for the second quarter of 2016 was 4.10%, a decline of 3 and 31 basis points from the linked and prior year periods, respectively. The declines were due to both lower incremental accretion income on acquired loans and lower yielding originated loans. Incremental accretion income was $4.4 million in the current period compared to $7.3 million in the prior year quarter. Columbia’s operating net interest margin (tax equivalent)(1) was 4.00% for the second quarter of 2016, a decrease of 3 basis points from 4.03% for the first quarter of 2016 and down 17 basis points compared to 4.17% for the second quarter of 2015 as a result of lower yielding originated loans.
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$1,300	$1,657	$2,200	$2,082	$2,367	$2,957	$4,814
Other FDIC acquired loans (2)	—	—	68	34	15	—	132
Other acquired loans	3,074	3,073	3,746	4,293	4,889	6,147	9,823
Incremental accretion income	$4,374	$4,730	$6,014	$6,409	$7,271	$9,104	$14,769

Net interest margin (tax equivalent)	4.10%	4.13%	4.25%	4.37%	4.41%	4.12%	4.40%
Operating net interest margin (tax equivalent) (1)	4.00%	4.03%	4.09%	4.18%	4.17%	4.01%	4.18%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last pages of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.

Asset Quality
At June 30, 2016, nonperforming assets to total assets were 0.36% compared to 0.55% at March 31, 2016 and 0.39% at December 31, 2015. Total nonperforming assets decreased $15.8 million due to a $14.0 million decrease in nonaccrual loans as well as a decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	June 30, 2016	March 31, 2016	December 31, 2015
	(in thousands)
Nonaccrual loans:
Commercial business	$9,548	$22,559	$9,437
Real estate:
One-to-four family residential	957	730	820
Commercial and multifamily residential	7,834	8,117	9,513
Total real estate	8,791	8,847	10,333
Real estate construction:
One-to-four family residential	562	768	928
Total real estate construction	562	768	928
Consumer	4,014	4,717	766
Total nonaccrual loans	22,915	36,891	21,464
Other real estate owned and other personal property owned	10,613	12,427	13,738
Total nonperforming assets	$33,528	$49,318	$35,202

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands)
Beginning balance	$69,264	$68,172	$70,234	$68,172	$69,569
Charge-offs:
Commercial business	(2,941)	(3,773)	(2,086)	(6,714)	(3,512)
One-to-four family residential real estate	(35)	—	(289)	(35)	(297)
Commercial and multifamily residential real estate	(26)	—	(43)	(26)	(43)
Consumer	(334)	(266)	(319)	(600)	(1,210)
Purchased credit impaired	(2,898)	(2,866)	(2,876)	(5,764)	(6,976)
Total charge-offs	(6,234)	(6,905)	(5,613)	(13,139)	(12,038)
Recoveries:
Commercial business	753	662	209	1,415	827
One-to-four family residential real estate	20	41	15	61	27
Commercial and multifamily residential real estate	130	69	20	199	3,281
One-to-four family residential real estate construction	5	254	8	259	36
Commercial and multifamily residential real estate construction	1	1	2	2	5
Consumer	201	165	137	366	410
Purchased credit impaired	1,524	1,551	2,043	3,075	3,729
Total recoveries	2,634	2,743	2,434	5,377	8,315
Net charge-offs	(3,600)	(4,162)	(3,179)	(7,762)	(3,723)
Provision for loan and lease losses	3,640	5,254	2,202	8,894	3,411
Ending balance	$69,304	$69,264	$69,257	$69,304	$69,257
The allowance for loan losses to period end loans was 1.13% at June 30, 2016 compared to 1.18% at March 31, 2016 and 1.17% at December 31, 2015. For the second quarter of 2016, Columbia recorded a net provision for loan and lease losses of $3.6 million compared to a net provision of $5.3 million for the linked quarter and $2.2 million for the comparable quarter last year. The provision for loan and lease losses recorded during the current quarter was due to growth in the loan portfolio and net charge-off activity.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “As we have previously stated, one of our long standing benchmarks coming out of the great recession was to have nonperforming assets at a level of 50 basis points or below. We achieved this metric during the second half of 2015 and now see this ratio moving within a range on either side of 50 basis points.” Mr. McDonald continued, “The ratio is expected to move from period to period due to events occurring within the normal course of business.”

Impact of FDIC Acquired Loan Accounting
While the significance of the FDIC acquired loan accounting has diminished over time, the following table illustrates the impact to earnings associated with Columbia’s FDIC acquired loan portfolios:

FDIC Acquired Loan Accounting
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands)
Incremental accretion income on FDIC purchased credit impaired loans	$1,300	$1,657	$2,367	$2,957	$4,814
Incremental accretion income on other FDIC acquired loans (1)	—	—	15	—	132
Provision for losses on FDIC purchased credit impaired loans	(91)	(653)	(476)	(744)	(3,085)
Change in FDIC loss-sharing asset	(990)	(1,103)	(1,494)	(2,093)	(1,344)
FDIC clawback liability recovery (expense)	(70)	(209)	30	(279)	7
Pre-tax earnings impact	$149	$(308)	$442	$(159)	$524
_________
(1) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.
The incremental accretion income on FDIC purchased credit impaired loans represents the amount of income recorded above the contractual rate stated in the individual loan notes. At June 30, 2016, the accretable yield on purchased credit impaired loans was $52.9 million. Accretable yield is subject to change based upon expected future loan cash flows, which are remeasured by Columbia on a quarterly basis.
The $990 thousand change in the FDIC loss-sharing asset in the current quarter reduced noninterest income and consisted primarily of $883 thousand in amortization expense. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format in the section titled “Noninterest Income” in the prior pages.

Stock Repurchase Program
The Board of Directors approved a stock repurchase program which succeeds the prior program that was adopted in October 2011. The program authorizes the Company to repurchase up to 2.9 million shares of our outstanding common stock, representing approximately 5% of the common shares outstanding. The Company intends to repurchase the shares from time to time in the open market or in private transactions, under conditions which allow such repurchases to be accretive to earnings while maintaining capital ratios that exceed the guidelines for a well-capitalized financial institution.
Organizational Update
Ms. Dressel commented, “As a result of our ongoing efforts to improve operating leverage while still preserving our commitment to our customers and the communities we serve, we consolidated two branches during the second quarter of 2016.”
Ms. Dressel continued, “We firmly believe that in order to be a great place to bank, we must first be a great place to work. We strive to create an engaged work environment in which our employees can serve our customers effectively. We are delighted and gratified that Columbia Bank was recently named one of “Washington’s Best Places to Work” 2016 by the Puget Sound Business Journal for the tenth consecutive year.”
Conference Call Information
Columbia’s management will discuss the second quarter 2016 results on a conference call scheduled for Thursday, July 28, 2016 at 1:00 p.m. Pacific Daylight Time (4:00 p.m. Eastern Daylight Time). Interested parties may listen to this discussion by calling 1-866-378-3802; Conference ID code #22782088.

A conference call replay will be available from approximately 4:00 p.m. PDT on July 28, 2016 through midnight PDT on August 4, 2016. The conference call replay can be accessed by dialing 1-855-859-2056 and entering Conference ID code #22782088.

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 20 on the 2016 Forbes list of best banks in the country for the fifth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.
# # #

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended						Six Months Ended
Unaudited	June 30,		March 31,		June 30,		June 30,	June 30,
	2016		2016		2015		2016	2015
Earnings	(dollars in thousands except per share amounts)
Net interest income	$82,140		$80,170		$81,010		$162,310	$161,374
Provision for loan and lease losses	$3,640		$5,254		$2,202		$8,894	$3,411
Noninterest income	$21,940		$20,646		$21,462		$42,586	$44,229
Noninterest expense	$63,790		$65,074		$68,471		$128,864	$135,205
Acquisition-related expense (included in noninterest expense)	$—		$2,436		$5,643		$2,436	$8,617
Net income	$25,405		$21,259		$21,946		$46,664	$46,307
Per Common Share
Earnings (basic)	$0.44		$0.37		$0.38		$0.80	$0.80
Earnings (diluted)	$0.44		$0.37		$0.38		$0.80	$0.80
Book value	$21.93		$21.70		$21.38		$21.93	$21.38
Averages
Total assets	$9,230,791		$8,949,212		$8,532,173		$9,090,001	$8,519,047
Interest-earning assets	$8,285,183		$8,005,945		$7,560,288		$8,145,564	$7,544,750
Loans	$5,999,428		$5,827,440		$5,542,489		$5,913,434	$5,479,067
Securities, including Federal Home Loan Bank stock	$2,262,012		$2,147,457		$1,976,959		$2,204,734	$2,022,629
Deposits	$7,622,266		$7,445,693		$6,978,472		$7,533,980	$6,953,254
Interest-bearing deposits	$4,026,384		$3,983,314		$3,753,101		$4,004,849	$3,954,179
Interest-bearing liabilities	$4,264,792		$4,124,582		$3,961,013		$4,194,687	$4,177,057
Noninterest-bearing deposits	$3,595,882		$3,462,379		$3,225,371		$3,529,131	$2,999,075
Shareholders' equity	$1,267,670		$1,258,411		$1,247,887		$1,263,040	$1,244,389
Financial Ratios
Return on average assets	1.10%		0.95%		1.03%		1.03%	1.09%
Return on average common equity	8.02%		6.76%		7.04%		7.39%	7.45%
Average equity to average assets	13.73%		14.06%		14.63%		13.89%	14.61%
Net interest margin (tax equivalent)	4.10%		4.13%		4.41%		4.12%	4.40%
Efficiency ratio (tax equivalent) (1)	59.30%		62.63%		64.96%		60.93%	63.95%
Operating efficiency ratio (tax equivalent) (2)	58.81%		59.43%		60.78%		59.12%	61.90%

	June 30,		March 31,		December 31,
Period end	2016		2016		2015
Total assets	$9,353,651		$9,035,932		8,951,697
Loans, net of unearned income	$6,107,143		$5,877,283		5,815,027
Allowance for loan and lease losses	$69,304		$69,264		68,172
Securities, including Federal Home Loan Bank stock	$2,297,713		$2,196,407		2,170,416
Deposits	$7,673,213		$7,596,949		7,438,829
Core deposits	$7,447,963		$7,384,622		7,238,713
Shareholders' equity	$1,274,479		$1,260,788		1,242,128
Nonperforming assets
Nonaccrual loans	$22,915		$36,891		21,464
Other real estate owned ("OREO") and other personal property owned ("OPPO")	10,613		12,427		13,738
Total nonperforming assets	$33,528		$49,318		$35,202
Nonperforming loans to period-end loans	0.38%		0.63%		0.37%
Nonperforming assets to period-end assets	0.36%		0.55%		0.39%
Allowance for loan and lease losses to period-end loans	1.13%		1.18%		1.17%
Net loan charge-offs	$3,600	(3)	$4,162	(4)	$3,226	(5)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last pages of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended June 30, 2016.
(4) For the three months ended March 31, 2016.
(5) For the three months ended December 31, 2015.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(dollars in thousands except per share)
Earnings
Net interest income	$82,140	$80,170	$81,819	$81,694	$81,010
Provision for loan and lease losses	$3,640	$5,254	$2,349	$2,831	$2,202
Noninterest income	$21,940	$20,646	$24,745	$22,499	$21,462
Noninterest expense	$63,790	$65,074	$66,877	$64,067	$68,471
Acquisition-related expense (included in noninterest expense)	$—	$2,436	$1,872	$428	$5,643
Net income	$25,405	$21,259	$26,740	$25,780	$21,946
Per Common Share
Earnings (basic)	$0.44	$0.37	$0.46	$0.45	$0.38
Earnings (diluted)	$0.44	$0.37	$0.46	$0.45	$0.38
Book value	$21.93	$21.70	$21.48	$21.69	$21.38
Averages
Total assets	$9,230,791	$8,949,212	$8,905,743	$8,672,692	$8,532,173
Interest-earning assets	$8,285,183	$8,005,945	$7,937,308	$7,711,531	$7,560,288
Loans	$5,999,428	$5,827,440	$5,762,048	$5,712,614	$5,542,489
Securities, including Federal Home Loan Bank stock	$2,262,012	$2,147,457	$2,136,703	$1,945,174	$1,976,959
Deposits	$7,622,266	$7,445,693	$7,440,628	$7,233,863	$6,978,472
Interest-bearing deposits	$4,026,384	$3,983,314	$3,933,001	$3,910,695	$3,753,101
Interest-bearing liabilities	$4,264,792	$4,124,582	$4,031,214	$4,007,198	$3,961,013
Noninterest-bearing deposits	$3,595,882	$3,462,379	$3,507,627	$3,323,168	$3,225,371
Shareholders' equity	$1,267,670	$1,258,411	$1,259,117	$1,239,830	$1,247,887
Financial Ratios
Return on average assets	1.10%	0.95%	1.20%	1.19%	1.03%
Return on average common equity	8.02%	6.76%	8.50%	8.32%	7.04%
Average equity to average assets	13.73%	14.06%	14.14%	14.30%	14.63%
Net interest margin (tax equivalent)	4.10%	4.13%	4.25%	4.37%	4.41%
Period end
Total assets	$9,353,651	$9,035,932	$8,951,697	$8,755,984	$8,518,019
Loans, net of unearned income	$6,107,143	$5,877,283	$5,815,027	$5,746,511	$5,611,897
Allowance for loan and lease losses	$69,304	$69,264	$68,172	$69,049	$69,257
Securities, including Federal Home Loan Bank stock	$2,297,713	$2,196,407	$2,170,416	$2,037,666	$1,926,248
Deposits	$7,673,213	$7,596,949	$7,438,829	$7,314,805	$7,044,373
Core deposits	$7,447,963	$7,384,622	$7,238,713	$7,104,554	$6,862,970
Shareholders' equity	$1,274,479	$1,260,788	$1,242,128	$1,254,136	$1,236,214
Nonperforming, assets
Nonaccrual loans	$22,915	$36,891	$21,464	$19,080	$25,746
OREO and OPPO	10,613	12,427	13,738	19,475	20,665
Total nonperforming assets	$33,528	$49,318	$35,202	$38,555	$46,411
Nonperforming loans to period-end loans	0.38%	0.63%	0.37%	0.33%	0.46%
Nonperforming assets to period-end assets	0.36%	0.55%	0.39%	0.44%	0.54%
Allowance for loan and lease losses to period-end loans	1.13%	1.18%	1.17%	1.20%	1.23%
Net loan charge-offs	$3,600	$4,162	$3,226	$3,039	$3,179

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,518,682	$2,401,193	$2,362,575	$2,354,731	$2,255,468
Real estate:
One-to-four family residential	172,957	175,050	176,295	177,108	181,849
Commercial and multifamily residential	2,651,476	2,520,352	2,491,736	2,449,847	2,406,594
Total real estate	2,824,433	2,695,402	2,668,031	2,626,955	2,588,443
Real estate construction:
One-to-four family residential	129,195	133,447	135,874	136,783	127,311
Commercial and multifamily residential	185,315	183,548	167,413	134,097	129,302
Total real estate construction	314,510	316,995	303,287	270,880	256,613
Consumer	325,632	329,902	342,601	348,315	358,365
Purchased credit impaired	161,107	173,201	180,906	191,066	202,367
Subtotal loans	6,144,364	5,916,693	5,857,400	5,791,947	5,661,256
Less: Net unearned income	(37,221)	(39,410)	(42,373)	(45,436)	(49,359)
Loans, net of unearned income	6,107,143	5,877,283	5,815,027	5,746,511	5,611,897
Less: Allowance for loan and lease losses	(69,304)	(69,264)	(68,172)	(69,049)	(69,257)
Total loans, net	6,037,839	5,808,019	5,746,855	5,677,462	5,542,640
Loans held for sale	$7,649	$3,681	$4,509	$6,637	$4,220

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Portfolio Composition - Percentages	2016	2016	2015	2015	2015
Commercial business	41.2%	40.9%	40.6%	41.0%	40.2%
Real estate:
One-to-four family residential	2.8%	3.0%	3.0%	3.1%	3.2%
Commercial and multifamily residential	43.6%	42.9%	42.9%	42.6%	42.9%
Total real estate	46.4%	45.9%	45.9%	45.7%	46.1%
Real estate construction:
One-to-four family residential	2.1%	2.3%	2.3%	2.4%	2.3%
Commercial and multifamily residential	3.0%	3.1%	2.9%	2.3%	2.3%
Total real estate construction	5.1%	5.4%	5.2%	4.7%	4.6%
Consumer	5.3%	5.6%	5.9%	6.1%	6.4%
Purchased credit impaired	2.6%	2.9%	3.1%	3.3%	3.6%
Subtotal loans	100.6%	100.7%	100.7%	100.8%	100.9%
Less: Net unearned income	(0.6)%	(0.7)%	(0.7)%	(0.8)%	(0.9)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016 (1)	2015 (1)	2015 (1)	2015 (1)
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,652,951	$3,553,468	$3,507,358	$3,386,968	$3,207,538
Interest bearing demand	957,548	958,469	925,909	911,686	912,637
Money market	1,818,337	1,838,364	1,788,552	1,776,087	1,718,000
Savings	692,694	695,588	657,016	651,695	630,897
Certificates of deposit, less than $250,000 (1)	326,433	338,733	359,878	378,118	393,898
Total core deposits	7,447,963	7,384,622	7,238,713	7,104,554	6,862,970

Certificates of deposit, $250,000 or more (1)	72,812	70,571	72,126	65,699	69,448
Certificates of deposit insured by CDARS®	22,755	24,752	26,901	26,975	18,357
Brokered money market accounts	129,590	116,878	100,854	117,196	93,061
Subtotal	7,673,120	7,596,823	7,438,594	7,314,424	7,043,836
Premium resulting from acquisition date fair value adjustment	93	126	235	381	537
Total deposits	$7,673,213	$7,596,949	$7,438,829	$7,314,805	$7,044,373

	June 30,	March 31,	December 31,	September 30,	June 30,
Deposit Composition - Percentages	2016	2016	2015	2015	2015
Core deposits:
Demand and other non-interest bearing	47.6%	46.8%	47.2%	46.3%	45.5%
Interest bearing demand	12.5%	12.6%	12.4%	12.5%	13.0%
Money market	23.7%	24.2%	24.0%	24.3%	24.4%
Savings	9.0%	9.2%	8.8%	8.9%	9.0%
Certificates of deposit, less than $250,000 (1)	4.3%	4.5%	4.8%	5.2%	5.6%
Total core deposits	97.1%	97.3%	97.2%	97.2%	97.5%

Certificates of deposit, $250,000 or more (1)	0.9%	0.9%	1.0%	0.8%	0.9%
Certificates of deposit insured by CDARS®	0.3%	0.3%	0.4%	0.4%	0.3%
Brokered money market accounts	1.7%	1.5%	1.4%	1.6%	1.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
__________
(1) Reclassified to conform to current period’s presentation. The reclassification was limited to changing the threshold for certificates of deposit presented to the current FDIC insurance limit.

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015 (1)	2016	2015 (1)
	(in thousands except per share)
Interest Income
Loans	$71,651	$70,316	$71,744	$141,967	$142,566
Taxable securities	8,829	8,017	7,260	16,846	14,786
Tax-exempt securities	2,795	2,803	3,010	5,598	6,052
Deposits in banks	28	38	26	66	53
Total interest income	83,303	81,174	82,040	164,477	163,457
Interest Expense
Deposits	787	742	740	1,529	1,488
Federal Home Loan Bank advances	241	124	154	365	313
Other borrowings	135	138	136	273	282
Total interest expense	1,163	1,004	1,030	2,167	2,083
Net Interest Income	82,140	80,170	81,010	162,310	161,374
Provision for loan and lease losses	3,640	5,254	2,202	8,894	3,411
Net interest income after provision for loan and lease losses	78,500	74,916	78,808	153,416	157,963
Noninterest Income
Deposit account and treasury management fees (1)	7,093	6,989	7,351	14,082	14,211
Card revenue (1)	6,051	5,652	5,702	11,703	11,065
Financial services and trust revenue (1)	2,780	2,821	3,217	5,601	6,341
Loan revenue (1)	2,802	2,262	2,322	5,064	4,925
Merchant processing revenue	2,272	2,102	2,340	4,374	4,380
Bank owned life insurance	1,270	1,116	1,206	2,386	2,284
Investment securities gains, net	229	373	343	602	1,064
Change in FDIC loss-sharing asset	(990)	(1,103)	(1,494)	(2,093)	(1,344)
Other (1)	433	434	475	867	1,303
Total noninterest income	21,940	20,646	21,462	42,586	44,229
Noninterest Expense
Compensation and employee benefits	37,291	36,319	38,446	73,610	77,546
Occupancy	7,652	10,173	8,687	17,825	16,680
Merchant processing expense	1,118	1,033	1,079	2,151	2,056
Advertising and promotion	1,043	842	1,195	1,885	2,126
Data processing	3,929	4,146	4,242	8,075	9,226
Legal and professional fees	1,777	1,325	2,847	3,102	5,354
Taxes, licenses and fees	1,298	1,290	1,427	2,588	2,659
Regulatory premiums	1,068	1,141	1,321	2,209	2,542
Net cost (benefit) of operation of other real estate owned	84	104	(563)	188	(1,809)
Amortization of intangibles	1,483	1,583	1,718	3,066	3,535
Other	7,047	7,118	8,072	14,165	15,290
Total noninterest expense	63,790	65,074	68,471	128,864	135,205
Income before income taxes	36,650	30,488	31,799	67,138	66,987
Provision for income taxes	11,245	9,229	9,853	20,474	20,680
Net Income	$25,405	$21,259	$21,946	$46,664	$46,307
Earnings per common share
Basic	$0.44	$0.37	$0.38	$0.80	$0.80
Diluted	$0.44	$0.37	$0.38	$0.80	$0.80
Dividends paid per common share	$0.37	$0.38	$0.34	$0.75	$0.64
Weighted average number of common shares outstanding	57,185	57,114	57,055	57,149	56,999
Weighted average number of diluted common shares outstanding	57,195	57,125	57,069	57,160	57,012
__________
(1) Reclassified to conform to the current period’s presentation. Reclassifications consisted of disaggregating fee revenue previously presented in ‘Service charges and other fees’ and certain revenue previously presented in ‘Other’ into the presentation above. The Company made these reclassifications to provide additional information about its sources of noninterest income. There was no change to total noninterest income as previously reported as a result of these reclassifications.

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				June 30,	March 31,	December 31,
				2016	2016	2015
				(in thousands)
ASSETS
Cash and due from banks				$167,172	$150,683	$166,929
Interest-earning deposits with banks				11,216	38,248	8,373
Total cash and cash equivalents				178,388	188,931	175,302
Securities available for sale at fair value (amortized cost of $2,237,264, $2,156,999 and $2,157,610, respectively)				2,279,552	2,186,166	2,157,694
Federal Home Loan Bank stock at cost				18,161	10,241	12,722
Loans held for sale				7,649	3,681	4,509
Loans, net of unearned income of ($37,221), ($39,410) and ($42,373), respectively				6,107,143	5,877,283	5,815,027
Less: allowance for loan and lease losses				69,304	69,264	68,172
Loans, net				6,037,839	5,808,019	5,746,855
FDIC loss-sharing asset				4,266	5,954	6,568
Interest receivable				29,738	29,304	27,877
Premises and equipment, net				156,446	158,101	164,239
Other real estate owned				10,613	12,427	13,738
Goodwill				382,762	382,762	382,762
Other intangible assets, net				20,511	21,994	23,577
Other assets				227,726	228,352	235,854
Total assets				$9,353,651	$9,035,932	$8,951,697
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing				$3,652,951	$3,553,468	$3,507,358
Interest-bearing				4,020,262	4,043,481	3,931,471
Total deposits				7,673,213	7,596,949	7,438,829
Federal Home Loan Bank advances				204,512	6,521	68,531
Securities sold under agreements to repurchase				89,218	73,839	99,699
Other liabilities				112,229	97,835	102,510
Total liabilities				8,079,172	7,775,144	7,709,569
Commitments and contingent liabilities
	June 30,	March 31,	December 31,
	2016	2016	2015
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000	2,000
Issued and outstanding	9	9	9	2,217	2,217	2,217
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	58,025	58,008	57,724	992,343	991,026	990,281
Retained earnings				259,108	255,202	255,925
Accumulated other comprehensive income (loss)				20,811	12,343	(6,295)
Total shareholders' equity				1,274,479	1,260,788	1,242,128
Total liabilities and shareholders' equity				$9,353,651	$9,035,932	$8,951,697

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$5,999,428	$72,952	4.86%	$5,542,489	$72,410	5.23%
Taxable securities	1,801,195	8,829	1.96%	1,516,740	7,260	1.91%
Tax exempt securities (2)	460,817	4,300	3.73%	460,219	4,632	4.03%
Interest-earning deposits with banks	23,743	28	0.47%	40,840	26	0.25%
Total interest-earning assets	8,285,183	$86,109	4.16%	7,560,288	$84,328	4.46%
Other earning assets	154,843			148,573
Noninterest-earning assets	790,765			823,312
Total assets	$9,230,791			$8,532,173
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$428,279	$140	0.13%	$489,984	$236	0.19%
Savings accounts	692,179	18	0.01%	626,930	17	0.01%
Interest-bearing demand	949,669	183	0.08%	883,366	155	0.07%
Money market accounts	1,956,257	446	0.09%	1,752,821	332	0.08%
Total interest-bearing deposits	4,026,384	787	0.08%	3,753,101	740	0.08%
Federal Home Loan Bank advances	161,637	241	0.60%	121,828	154	0.51%
Other borrowings	76,771	135	0.70%	86,084	136	0.63%
Total interest-bearing liabilities	4,264,792	$1,163	0.11%	3,961,013	$1,030	0.10%
Noninterest-bearing deposits	3,595,882			3,225,371
Other noninterest-bearing liabilities	102,447			97,902
Shareholders’ equity	1,267,670			1,247,887
Total liabilities & shareholders’ equity	$9,230,791			$8,532,173
Net interest income (tax equivalent)		$84,946			$83,298
Net interest margin (tax equivalent)			4.10%			4.41%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.2 million and $1.5 million for the three month periods ended June 30, 2016 and June 30, 2015, respectively. The incremental accretion on acquired loans was $4.4 million and $7.3 million for the three months ended June 30, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $666 thousand for the three months ended June 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.6 million for the three months ended June 30, 2016 and 2015, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$5,999,428	$72,952	4.86%	$5,827,440	$71,298	4.89%
Taxable securities	1,801,195	8,829	1.96%	1,689,289	8,017	1.90%
Tax exempt securities (2)	460,817	4,300	3.73%	458,168	4,312	3.76%
Interest-earning deposits with banks	23,743	28	0.47%	31,048	38	0.49%
Total interest-earning assets	8,285,183	$86,109	4.16%	8,005,945	$83,665	4.18%
Other earning assets	154,843			154,336
Noninterest-earning assets	790,765			788,931
Total assets	$9,230,791			$8,949,212
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$428,279	$140	0.13%	$448,915	$144	0.13%
Savings accounts	692,179	18	0.01%	675,876	17	0.01%
Interest-bearing demand	949,669	183	0.08%	927,948	169	0.07%
Money market accounts	1,956,257	446	0.09%	1,930,575	412	0.09%
Total interest-bearing deposits	4,026,384	787	0.08%	3,983,314	742	0.07%
Federal Home Loan Bank advances	161,637	241	0.60%	50,569	124	0.98%
Other borrowings	76,771	135	0.70%	90,699	138	0.61%
Total interest-bearing liabilities	4,264,792	$1,163	0.11%	4,124,582	$1,004	0.10%
Noninterest-bearing deposits	3,595,882			3,462,379
Other noninterest-bearing liabilities	102,447			103,840
Shareholders’ equity	1,267,670			1,258,411
Total liabilities & shareholders’ equity	$9,230,791			$8,949,212
Net interest income (tax equivalent)		$84,946			$82,661
Net interest margin (tax equivalent)			4.10%			4.13%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.2 million and $1.1 million for the three month periods ended June 30, 2016 and March 31, 2016. The incremental accretion on acquired loans was $4.4 million and $4.7 million for the three months ended June 30, 2016 and March 31, 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $982 thousand for the three months ended June 30, 2016 and March 31, 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million for both three month periods ended June 30, 2016 and March 31, 2016.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Six Months Ended June 30,			Six Months Ended June 30,
	2016			2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$5,913,434	$144,250	4.88%	$5,479,067	$143,897	5.25%
Taxable securities	1,745,242	16,846	1.93%	1,562,776	14,786	1.89%
Tax exempt securities (2)	459,492	8,612	3.75%	459,853	9,311	4.05%
Interest-earning deposits with banks	27,396	66	0.48%	43,054	53	0.25%
Total interest-earning assets	8,145,564	$169,774	4.17%	7,544,750	$168,047	4.45%
Other earning assets	154,589			147,321
Noninterest-earning assets	789,848			826,976
Total assets	$9,090,001			$8,519,047
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$438,597	$284	0.13%	$496,101	$476	0.19%
Savings accounts	684,027	35	0.01%	626,036	36	0.01%
Interest-bearing demand	938,809	352	0.07%	1,047,844	293	0.06%
Money market accounts	1,943,416	858	0.09%	1,784,198	683	0.08%
Total interest-bearing deposits	4,004,849	1,529	0.08%	3,954,179	1,488	0.08%
Federal Home Loan Bank advances	106,103	365	0.69%	125,812	313	0.50%
Other borrowings	83,735	273	0.65%	97,066	282	0.58%
Total interest-bearing liabilities	4,194,687	$2,167	0.10%	4,177,057	$2,083	0.10%
Noninterest-bearing deposits	3,529,131			2,999,075
Other noninterest-bearing liabilities	103,143			98,526
Shareholders’ equity	1,263,040			1,244,389
Total liabilities & shareholders’ equity	$9,090,001			$8,519,047
Net interest income (tax equivalent)		$167,607			$165,964
Net interest margin (tax equivalent)			4.12%			4.40%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.3 million and $2.6 million for the six months ended June 30, 2016 and 2015, respectively. The incremental accretion on acquired loans was $9.1 million and $14.8 million for the six months ended June 30, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.3 million and $1.3 million for the six months ended June 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.0 million and $3.3 million for the six months ended June 30, 2016 and 2015, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be important measurements as they more closely reflect the ongoing operating performance of the Company. Despite the importance of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$84,946	$82,661	$83,298	$167,607	$165,964
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(1,300)	(1,657)	(2,367)	(2,957)	(4,814)
Incremental accretion income on other FDIC acquired loans (2)	—	—	(15)	—	(132)
Incremental accretion income on other acquired loans	(3,074)	(3,073)	(4,889)	(6,147)	(9,823)
Premium amortization on acquired securities	2,075	2,324	2,706	4,399	5,567
Interest reversals on nonaccrual loans	107	453	156	560	806
Operating net interest income (tax equivalent) (1)	$82,754	$80,708	$78,889	$163,462	$157,568
Average interest earning assets	$8,285,183	$8,005,945	$7,560,288	$8,145,564	$7,544,750
Net interest margin (tax equivalent) (1)	4.10%	4.13%	4.41%	4.12%	4.40%
Operating net interest margin (tax equivalent) (1)	4.00%	4.03%	4.17%	4.01%	4.18%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$63,790	$65,074	$68,471	$128,864	$135,205
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	(2,436)	(5,643)	(2,436)	(8,617)
Net benefit (cost) of operation of OREO and OPPO	(84)	(102)	561	(186)	1,802
FDIC clawback liability expense	(70)	(209)	30	(279)	7
Loss on asset disposals	(7)	(160)	(10)	(167)	(106)
State of Washington Business and Occupation ("B&O") taxes	(1,204)	(1,171)	(1,327)	(2,375)	(2,456)
Operating noninterest expense (numerator B)	$62,425	$60,996	$62,082	$123,421	$125,835

Net interest income (tax equivalent) (1)	$84,946	$82,661	$83,298	$167,607	$165,964
Noninterest income	21,940	20,646	21,462	42,586	44,229
Bank owned life insurance tax equivalent adjustment	685	600	649	1,285	1,230
Total revenue (tax equivalent) (denominator A)	$107,571	$103,907	$105,409	$211,478	$211,423

Operating net interest income (tax equivalent) (1)	$82,754	$80,708	$78,889	$163,462	$157,568
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	(229)	(373)	(343)	(602)	(1,064)
Gain on asset disposals	(2)	(54)	(5)	(56)	(5)
Change in FDIC loss-sharing asset	990	1,103	1,494	2,093	1,344
Operating noninterest income (tax equivalent)	23,384	21,922	23,257	45,306	45,734
Total operating revenue (tax equivalent) (denominator B)	$106,138	$102,630	$102,146	$208,768	$203,302
Efficiency ratio (tax equivalent) (numerator A/denominator A)	59.30%	62.63%	64.96%	60.93%	63.95%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	58.81%	59.43%	60.78%	59.12%	61.90%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.8 million, $2.5 million and $2.3 million for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively; and $5.3 million and $4.6 million for the six months ended June 30, 2016 and June 30, 2015, respectively.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant and will no longer be tracked for these non-GAAP financial measures.